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                                                                                                                   Exhibit 99(c)


                                                     UTILICO GROUP GENERATING PROJECTS
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                                                         PERCENT          CAPACITY(a)
PROJECT                       TYPE OF INVESTMENT          OWNED           (MEGAWATTS)          FUEL               DATE IN SERVICE
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
Mega Renewables G.P.          General partnership         49.75%             12.2              Hydro              Spring 1987(b)
(California - 4 projects)
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Topsham Hydro Partners        Leveraged lease                50%             13.9              Hydro              October 1987
(Maine)
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Stockton CoGen Company        General partnership            50%             49.9              Coal               March 1988(c)
(California)
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Westwood Energy Properties    Limited partnership            38%             29.25             Waste coal         July 1988
L.P. (Pennsylvania)
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BAF Energy L.P. (California)  Limited partnership          23.1%            111                Natural Gas        May 1989
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Rumford Cogeneration          Limited partnership          24.3%             75                Coal and           May 1990
Company L.P. (Maine)                                                                           Waste wood
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Koma Kulshan Associates       Limited partnership         49.75%             13.7              Hydro              October 1990
(Washington)
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Badger Creek Limited          Limited partnership         49.75%             46.6              Natural gas        April 1991
(California)
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McKittrick Limited            Limited partnership         49.75%             45.4              Natural gas        October 1991
(California)
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Live Oak Limited (California) Limited partnership            50%             45.8              Natural gas        April 1992
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Lockport Energy Associates,   Limited partnership         22.56%            168.8              Natural gas        December 1992
L.P. (New York)
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Orlando Cogen Limited, L.P.   Limited partnership            50%            120                Natural gas        September 1993
(Florida)
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Jamaica Private Power Company Limited liability              21%             60                Diesel             June 1996
(Jamaica)                     company                                                                             (Est.)
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
(a) Total capacity, net of power consumed in generation.
(b) Interest acquired by UtilCo Group in June 1989.
(c) Interest acquired by UtilCo Group in December 1988.
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